UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2015

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by FluoroPharma Medical, Inc. (the “Company”) on November 12, 2015 to include the interest rate of the notes described below.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2015, the board of directors (the “Board”) of the Company appointed each of Dr. Thomas H. Tulip and Austin Lewis as directors. Effective as of November 12, 2015, Dr. Joseph A. Pierro resigned as a director. The resignation of Dr. Pierro was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Dr. Tulip joined the Company as President in October of this year. The Board believes that Dr. Tulip’s extensive experience in advanced imaging pharmaceutical product development and commercialization provides him with the appropriate skills to serve as a member of the Board. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Tulip had, or will have, a direct or indirect material interest.

W. Austin Lewis, IV, age 39, currently serves as CEO, CFO, and a Director of PAID, Inc., a company focusing on web-development and online auctions, as well as the CEO of Lewis Asset Management Corp., an investment management company headquartered in New York City, which he founded in 2004. From 2003 to 2004, Mr. Lewis was employed at Puglisi & Company, a New York based broker-dealer registered with FINRA, where he served as a registered representative and managed individual client accounts, conducted due diligence for investment banking activities and managed his own personal account. In 2002, Mr. Lewis co-founded Thompson Davis & Company, Inc., a registered broker-dealer headquartered in Richmond, Virginia. Mr. Lewis received his Bachelor of Science degree in Finance and Financial Economics from James Madison University in 1998. Mr. Lewis is a also a director on the following companies with a class of securities registered: MAM Software Group, Inc., Quest Solutions and ScripsAmerica, Inc. Lewis Opportunity Fund, an affiliate of Mr. Lewis, participated as an investor in the Company’s recent private placement and was issued 8% convertible promissory notes in an aggregate principal amount of $2,000,000 and warrants to purchase an aggregate of 2,857,143 shares of common stock. The Board believes that Mr. Lewis’s management and financial industry experience, together with his understanding of the Company’s business, provides him with the appropriate skills to serve as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2015

FLUOROPHARMA MEDICAL, INC.
By:	/s/ Thomas H. Tulip
Name: Thomas H. Tulip Title: President